Exhibit T3B-1

[emblem]

BOLIVARIAN REPUBLIC OF VENEZUELA

***MINISTRY OF THE PEOPLE’S AUTHORITY FOR INTERNAL RELATIONS AND JUSTICE***

[Judicial Circuit seal]

RM No. 220

201° and 152°

AUTONOMOUS SERVICE FOR REGISTRIES AND

NOTARIES

FIRST COMMERCIAL REGISTRY OF THE

CAPITAL DISTRICT

Attorney PEDRO D. DUARTE A., Delegate Commercial Registrar (E),

CERTIFIES

That the entry in the Commercial Registry transcribed below, the original of which I entered in Volume: 151-A FIRST COMMERCIAL REGISTRY OF THE CAPITAL DISTRICT AND STATE OF MIRANDA. Number: 15 of the year 2011, as well as The Communication, Memorandum and Document that are copied subsequently are true and faithful copies of their originals having the following wording:

[Judicial Circuit seal]

73023

THIS REQUEST BELONGS TO:

PETROLEOS DE VENEZUELA, S.A. Case file number: 73023

[Judicial Circuit seal] [agency logo]

[stamped: Received 12/5/08; [illegible]; FMO2496663;

R.M.: Fl. 6162]

[signature]

Leonarda Campione

Inpreabogado 70.680

Citizen

First Commercial Registrar of the Judicial Circuit of the Capital District and State of Miranda.

Your Office.-

7 3 0 2 3

[seal]

I, LEONARDA CAMPIONE, Venezuelan, of legal age, with this domicile, holder of identity card No. 10.187.493, duly authorized for this proceeding; respectfully appear before you to submit the Minutes of Extraordinary Shareholders’ Meeting of Petróleos de Venezuela, S.A., held on 26 May 2011 pertaining to amendment of the Charter-Bylaws of Petróleos de Venezuela, S.A. in accordance with the Presidential Decree No. 8.238 issued on 24 May 2011, published in the Official Gazette of the Bolivarian Republic of Venezuela No. 39.681 on 25 May 2011.

Communication which I bring to you for entry, registration and recording, with the request to issue me three (3) certified copies of this Record of the document that is attached and of the respective original, for purposes of its publication by Law.

[seal] [signature]
[signature]
In Caracas, on the date of presentation.	[stamp]

[stamp: measure reviewed; FUNC: [signature];	DATE: 20 JULY 2011]
[handwritten: 73023]

[emblem]

BOLIVARIAN REPUBLIC OF VENEZUELA

***MINISTRY OF THE PEOPLE’S AUTHORITY FOR INTERNAL RELATIONS AND JUSTICE***

RM No. 220 201 and 152

AUTONOMOUS SERVICE FOR REGISTRIES AND

NOTARIES

FIRST COMMERCIAL REGISTRY OF THE

CAPITAL DISTRICT

Municipio Libertador, 20 July 2011 [Judicial Circuit seal]

The foregoing communication having been presented by its SIGNER for entry in the Commercial Registry, recording and publication. Please do so accordingly and add the original to the case file of the Company along with the accompanying collections. Issue the publication copy. The foregoing document drafted by the Attorney LEONARDA MARIA CAMPIONE COCO IPSA No.:70680 is entered in the Commercial Registry under Number: 15, VOLUME -151-A FIRST COMMERCIAL REGISTRY OF THE CAPITAL DISTRICT AND STATE OF MIRANDA. Fees paid Bs.: 0,00 Pursuant to Application RM No. , Bank No. for Bs.: 0,00. Identification was made as follows: LEONARDA MARIA CAMPIONE COCO, ID: V-10.187493.

Verifying Attorney: JOSE HUMBERTO DE AGUIAR RODRIGUEZ

Presented Official Gazette Number 39,681 dated 25 May 2011.

Delegate Commercial Registrar

SIGNED Attorney PEDRO D. DUARTE A.

THIS PAGE BELONGS TO:

PETROLEOS DE VENEZUELA, S.A.

Case file number: 73023

MOD

[Judicial Circuit seal]

[agency logo]

[inked stamp:] 73023	[signature] Leonarda Campione Inpreabogado 70.680

I, the undersigned, JUAN CARLOS MÁRQUEZ, Venezuelan, of legal age, domiciled in Caracas, holder of identity card number 10.336.405, acting in this proceeding in my capacity as Secretary of the Board of Directors and Shareholders’ Meeting of PETRÓLEOS DE VENEZUELA, S.A., Taxpayer ID No. J-00095036-9, a company from this domicile, originally formed through Decree No. 1.123 of August 30, 1975, published in the Official Gazette No. 1.170 of the same date, and registered at the First Commercial Registry Office of the Judicial Circuit of the Capital District and State of Miranda on September 15, 1975, under No. 23, Volume 99-A, which last amendment is recorded in a document registered in the First Commercial Registry Office of the Judicial Circuit of the Federal District and State of Miranda on January 05, 2009, under No. 42, Volume 1-A, do hereby certify: that the minutes that are transcribed below are a true and accurate copy of the minutes of the Extraordinary Shareholders’ Meeting of PETRÓLEOS DE VENEZUELA, S.A., held on May twenty-six (26), 2011, the original of which is inserted into the Book of Minutes of Shareholders’ Meetings of the company and has the following content:

PETROLEOS DE VENEZUELA, S.A.

EXTRAORDINARY SHAREHOLDERS’ MEETING

In Caracas, on May twenty-six (26), 2011 at 10:00 a.m., there did convene at the headquarters of Petróleos de Venezuela, S.A., located at Avenida Libertador, Petróleos de Venezuela Building, East Tower, La Campiña, Caracas, for an Extraordinary Shareholders’ Meeting of Petróleos de Venezuela, S.A. (PDVSA), a company domiciled in Caracas, originally formed through Decree No. 1.123 of August 30, 1975, published in the Official Gazette No. 1.170 of the same date, and registered at the Office of the First Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda (today Capital District and State of Miranda) on September 15, 1975, under No. 23, Volume 99-A, which last amendment is recorded in a document registered in the First Commercial Registry Office of the Judicial Circuit of the Capital District and State of Miranda on January 05, 2009, under No. 42, Volume 1-A. This meeting was attended by citizen Rafael Darío Ramírez Carreño, Venezuelan, of legal age, holder of the identity card No. 5.479.706 and of this domicile, in his character of Minister of the People’s Authority for Energy and Petroleum a, pursuant to Decree No. 3.433 of January 13, 2005, published in the Official Gazette of the Bolivarian Republic of Venezuela No.38.109 of January 18, 2005; and President of Petróleos de Venezuela, S.A. pursuant to Decree No. 3.264 of November 20, 2004, published in the Official Gazette of the Bolivarian Republic of Venezuela No.38.109 of November 22, 2004 , reprinted due to material error in the Official Gazette of the Bolivarian Republic of Venezuela No. 38.082 of December 8, 2004, and ratified pursuant to Presidential Decree 6.394 published in the Official Gazette of the Bolivarian Republic of Venezuela No. 39.009 of September 4, 2008, who exercised the representation of the Bolivarian Republic of Venezuela, the Company’s sole shareholder, and chaired the shareholders’ Meeting pursuant to the provisions of Clause Eleven of the Charter-Bylaws, and citizen Juan Carlos Márquez, Venezuelan, of legal age, holder of identity card number 10.336.405, attorney-at-law registered at the Instituto de Previsión Social del Abogado [bar association] under number 59.526, in his capacity as Secretary of the Shareholders’ Meeting of said Company. The Shareholders’ Meeting was declared validly convened, without previous call for being present all the representations of the shares and it was commenced for the purpose of considering as Sole Item: To decide on the amendment of the Charter-Bylaws of Petróleos de Venezuela, S.A (PDVSA) pursuant to the Presidential Decree No. 8.238 issued on 24 May 2011, published in the Official Gazette of the Bolivarian Republic of Venezuela No. 39.681 on 25 May 2011. Then Engineer Rafael Darío Ramírez Carreño mentioned the Presidential Decree No. 8.238 issued on 24 May 2011, published in the Official Gazette of the Bolivarian Republic of Venezuela No. 39.681 on 25 May 2011, by which it is deleted the clause Twenty Ninth of the Charter-Bylaws of Petróleos de Venezuela, S.A (PDVSA). Likewise, the printing of the whole CHARTER-BYLAWS OF PETRÓLEOS DE VENEZUELA, S.A is ordered, with the suppression here agreed and that the numbering is corrected and the dates, forms and other data is corrected as the case may be in the correspondent sole text, the Decree being drawn as follows:

HUGO CHAVEZ FRIAS

President of the Republic

With the supreme compromise and will to accomplish the greatest political efficiency and revolutionary quality in the construction of socialism, by people’s mandate and in the use of the faculties that are conferred by articles 226 of the Constitution of the Bolivarian Republic of Venezuela, in accordance with the provided in article 103 of the Organic Law of Public Administration and 29 of the Organic Law of Hydrocarbons, in Ministers Council,

DECREES

Article 1: A state company is created, in the form of a corporation, which will fulfill and execute the policy that is instructed on hydrocarbons the National Executive through the Ministry of the People’s Authority for Energy and Petroleum in the activities that are granted to it.

Article 2: The rules provided in this Decree constitute the Articles of Incorporation of the Company referred to in the previous article and have been written with sufficient amplitude to serve as By-laws of the Company. Such rules are:

TITLE I

General Provisions

Clause One: The company shall be named Petróleos de Venezuela; it shall do business in the form of a corporation; it shall have its domicile in the city of Caracas, with its headquarters located at Avenida Libertador, Petróleos de Venezuela Building, East Tower, La Campiña District, and the period of its duration shall be fifty (50) years, counted as of the date on which this document is registered in the Commercial Registry.

The company may establish branches or offices at other locations inside the Republic or abroad.

Clause Two: The company’s purpose shall be to plan, coordinate and supervise the action of the companies that it owns and to oversee that they—in their activities of exploration, production, transportation, manufacturing, refining, storage, marketing or any other within their jurisdiction in matters of petroleum and other hydrocarbons—conduct: their operations regularly and efficiently: to acquire, sell, dispose of and transfer, on its own behalf or on behalf of third parties, movable property and real estate; to issue bonds; to promote, as shareholders or not, other companies whose purpose is to conduct activities in matters of fossil energy resources; and to promote or hold equity interests in other companies whose activities are directed at promoting the comprehensive, organic and sustained development of the country, including those of an agricultural or industrial nature, or of a nature involving production or processing of goods and their marketing or the providing of services, so as to achieve a suitable connection of the hydrocarbon resources with the national economy, all based on the welfare of the people in harmony with the Constitution and the Law; to merge, restructure or liquidate companies that it owns; to grant loans, financings, surety bonds, co-signatures or guaranties of any type and, in general, to conduct all transactions, contracts and commercial acts that may be necessary or appropriate for achieving the aforementioned purpose.

The company shall pursue its purpose under the guidelines and policies that the National Executive, through the Ministry of the People’s Authority for Energy and Petroleum, establishes or grants pursuant to the powers vested in it by law.

The activities that the company conducts for that purpose shall be subject to the oversight provisions that said Ministry establishes in exercise of the powers vested in it by Article 8 of the Organic Law of Hydrocarbons and Article 6 of the Decree with Rank and Force of Organic Law of Gaseous Hydrocarbons.

Clause Three: The Company shall be governed by the Organic Law of Hydrocarbons, the Decree with Rank and Force of Organic Law of Gaseous Hydrocarbons, by the Regulations thereof, by these Bylaws, by any provisions issued by the National Executive through the Ministry of the People’s Authority for Energy and Petroleum and by any provisions of ordinary law that may apply to it.

TITLE II

Capital and Shares

Clause Four: The company’s capital is ONE BILLION TWO HUNDRED EIGHTY MILLION ONE HUNDRED THOUSAND BOLIVARS (Bs. 1,280,100,000.00). That capital has been fully subscribed and paid in by the Republic of Venezuela.

Clause Five: The aforementioned capital is divided into FIFTY-ONE THOUSAND TWO HUNDRED FOUR (51,204) registered shares not convertible to bearer, with a value of TWENTY-FIVE THOUSAND BOLIVARS (25,000.00) each.

Clause Six: Pursuant to the Law, the shares of the company may not be transferred or sold in any way.

TITLE III

Meetings of Shareholders

Clause Seven: The supreme management and administration of the company shall lie in the Shareholders’ Meeting.

Clause Eight: The Shareholders’ Meeting may be Ordinary or Extraordinary.

Clause Nine: The Ordinary Shareholders’ Meeting shall be convened by notice from the Board of Directors, made by written communication at least fifteen (15) days in advance.

The Extraordinary Shareholders’ Meeting shall be held at the initiative of the National Executive through official letter addressed by the Ministry of the People’s Authority for Energy and Petroleum to the Board of Directors, or by written notice from it addressed to the National Executive through the Ministry of the People’s Authority for Energy and Petroleum.

The notice referred to in this clause may be dispensed with when all of the shares that make up the capital of the company are represented at the Shareholders’ Meeting.

Clause Ten: The Shareholders’ Meeting duly convened shall represent all the shares, and its decisions, within the limits of its powers, shall be binding for the company.

Clause Eleven: The Ministry of the People’s Authority for Energy and Petroleum and any other Ministries that the President of the Republic may designate shall exercise the representation of the Republic at the Shareholders’ Meeting, which shall be chaired by the Minister of the People’s Authority for Energy and Petroleum,

Clause Twelve: The Ordinary Shareholders’ Meeting shall be held at the company’s headquarters twice a year, once within ninety days after the close of each fiscal year and again before September thirtieth (30) of each fiscal year. The Extraordinary Shareholders’ Meeting shall meet at the same office, whenever it is in the Company’s interest.

Clause Thirteen: The following shall be the powers of the Ordinary Shareholders’ Meeting:

1. To take cognizance of, approve or disapprove the annual report from the Board of Directors, the balance sheet and the income statement;

2. To examine, approve or disapprove the consolidated budgets of investments and operations of the company and of the affiliated companies or entities;

3. To take cognizance of the Report of the Independent Auditor;

4. To appoint the Independent Auditor of the company and its alternate;

5. To assign managerial responsibilities to the vice-presidents in the specific areas that it considers appropriate;

6. To indicate the powers and obligations of the other members of the Board of Directors;

7. To set the salary of the President, the other members of the Board of Directors, and the Independent Auditor and its alternate;

8. To determine the distribution of profits, and the payment of special bonuses to the members of the Board of Directors, whenever it deems fit;

9. To amend the company’s Bylaws, without prejudice to the provisions of Article 27 of the Organic Law of Hydrocarbons;

10. To issue the regulations of internal organization;

11. To deliberate over any other matter included in the respective notice or that may be considered appropriate to address.

The drafts of consolidated budgets, the annual report from the Board of Directors, the balance sheet, the income statement and the report of the Independent Auditor must be sent to the Minister of the People’s Authority for Energy and Petroleum and to the other representatives of the Republic, if there are any, at least thirty (30) days in advance of the date of the Shareholders’ Meeting.

Clause Fourteen: It shall be up to the Shareholders’ Meeting to decide on the formation of operating companies that will have the purpose of conducting the activities and business inherent to the petroleum industry determined by the same Shareholders’ Meeting and on the restructuring of companies already in existence, whose shares may be transferred to it in ownership for the same purposes.

Clause Fifteen: Minutes of the Shareholders’ Meeting shall be kept, which will indicate the decisions adopted and shall be signed by the President of the Shareholders’ Meeting, the other representatives of the shareholder, if appropriate, the members of the Board of Directors who are present and the Secretary.

TITLE IV

Administration

Chapter I

Board of Directors

Clause Sixteen: The Board of Directors shall be the administrative body of the company with the broadest powers of administration and disposal, with no limits other than those established by Law and this Decree.

Clause Seventeen: The Board of Directors shall be composed of at least seven (7) members and no more than eleven (11), appointed by Decree by the President of the Republic. Except for the labor directors, who shall be elected by secret, direct voting by qualified majority of the Company’s employees. The President of the Republic may appoint alternates called to fill the temporary vacancies of any of the members of the Board of Directors.

Clause Eighteen: The Decree referred to in the preceding clause shall indicate the appointed members that will occupy the positions of President and Vice-Presidents.

Clause Nineteen: The members of the Board of Directors shall remain in office for two (2) years but will remain in office, in spite of the expiration of their periods, until they are appointed and take possession of the respective positions. [sic]

Clause Twenty: The President, the Vice-Presidents and those Directors who, in the appointment decree, have been assigned the obligation to dedicate themselves full-time to their executive duties within the company, may nevertheless occupy other jobs and positions within the Subsidiaries of the Company, if so authorized by the Shareholders’ Meeting or the Board of Directors.

Clause Twenty-One: In the event of absolute absence of a member of the Board of Directors, his substitute shall be appointed for the remaining portion of his term in office, pursuant to the provisions of Clause Seventeen of these Bylaws.

For the purposes of this Clause, absolute absence shall be construed to mean:

a) Absence, with no justifying reason, at more than four (4) consecutive meetings of the Board of Directors;

b) Unjustified absence at more than twelve (12) meetings of the Board of Directors in one (1) year;

c) Removal in any other case of failure to perform the obligations inherent to his position;

d) Resignation, and

e) Death or permanent disability.

Clause Twenty-Two: The Board of Directors must meet whenever called by the President and at least once a month, in the city of Caracas or at any other location within the territory of the Republic. It shall also meet whenever four (4) or more members of the board of Directors so request.

Clause Twenty-Three: The majority of the members of the Board of Directors, which must include the President or whoever is acting in his stead, shall form a quorum and the decisions shall be made by majority of the members who compose it. If the President does not agree with the decision adopted, he may call an Extraordinary Shareholders’ Meeting to decide definitively.

Clause Twenty-Four: Minutes of the decisions that are adopted shall be kept in the special book intended for that purpose. The minutes shall be signed by the President, any other members of the Board of Directors who were present at the meeting and the Secretary.

Clause Twenty-Five: The members of the Board of Directors shall be personally and jointly and severally liable pursuant to the terms established with respect to administrators in the Commercial Code.

Clause Twenty-Six: If a member of the Board of Directors is absent, he shall be assumed to agree with the decisions adopted, unless the dissenting vote is noted at the next meeting of the Board of Directors at which he is present.

Clause Twenty-Seven: The Board of Directors shall exercise the supreme management of the company’s business, and especially its powers shall be the following:

1. To plan the company’s activities and periodically evaluate the result of the decisions adopted.

2. To establish and close branches, agencies and offices and appoint correspondents inside the country and abroad.

3. To examine, approve and coordinate the budgets of investments and transactions of the affiliated entities or companies.

4. To oversee and supervise the activities of the affiliated companies and especially see to it that its decisions are carried out.

5. To authorize the execution of contracts, being able to delegate this authority in accordance with any special internal regulations that are issued for that purpose.

6. To order the convening of the Shareholders’ Meeting.

7. To submit to the Ordinary Shareholders’ Meeting the annual report on its operations, the balance sheet and the income statement of the fiscal year.

8. To determine the appropriation corresponding to the legal reserve and any others that may be considered necessary or advisable to establish.

9. To propose to the Shareholders’ Meeting the distribution of profits and the payment of bonuses, if applicable.

10. To oversee and supervise the training and development of the personnel of the petroleum industry.

11. To establish the general policy of compensation and retirement of its personnel and the subsidiary entities or companies.

12. To establish the general policy as to scientific research, process and development of patents for the petroleum industry and coordinate their application by the subsidiary entities or companies.

13. To delegate the exercise of one or more of its powers to one or more of the members of the Board of Directors or to other officers of the company.

14. To propose to the Shareholders’ Meeting any amendments to the Bylaws that it may consider necessary, and

15. Any others that the Law or the Shareholders’ Meeting may indicate for it.

Clause Twenty-Eight: The members of the Board of Directors may not conduct any type of transactions with the company or with its subsidiary entities, neither themselves nor through interposed persons, nor in representation of another person. The members of the Board of Directors must refrain from attending the respective meeting of the Board of Directors in which they have an interest or stake of any nature.

Clause Twenty-Nine: The President and the other members of the company’s Board of Directors may not engage in activities as directors of political organizations while they are in office, barring authorization from the President of the Republic.

Clause Thirty: Those who have been declared in a state of bankruptcy or convicted for crimes punished with penalties of incarceration or prison shall be disqualified from being members of the company’s Board of Directors.

Clause Thirty-One: The person who is to exercise the functions of Secretary of the Shareholders’ Meeting and the Board of Directors shall be freely elected by the Board of Directors from outside its members. The Secretary shall keep the minutes referred to in Clauses Fifteen and Twenty-four of these Bylaws, shall certify any copies of them that are to be issued and shall perform any other functions that the Board of Directors may assign to him.

CHAPTER II

President

Clause Thirty-Two: The immediate direction and daily management of the company’s business shall be in the hands of the President, who shall also be its legal representative.

Clause Thirty-Three: The President shall have the following duties and powers:

1. To sign the notice of the Shareholders’ Meeting in the cases provided by Clause Nine.

2. To convene and chair the Board of Directors.

3. To execute or enforce the execution of the decisions of the Shareholders’ Meeting and the Board of Directors.

4. To sign all documents relating to the company’s transactions, being able to delegate that power pursuant to the regulations of internal organization.

5. To establish extrajudicial agents and commercial factors, setting their authority in the power of attorney that he grants to them.

6. To create any Committees, work groups or similar organizations that are considered necessary, setting their powers and obligations for them.

7. To appoint and assign the positions, powers and compensation of the company’s staff, as well as terminate them, pursuant to law and the regulations of internal organization.

8. To exercise the representation of the company pursuant to the provisions of this instrument, it being understood that he shall not be the company’s Judicial Representative.

9. To resolve any matter that is not expressly reserved to the Shareholders’ Meeting or the Board of Directors, and he is required to report to it at its next meeting.

CHAPTER III

Vice-Presidents

Clause Thirty-Four: The Vice-Presidents shall have the duties and powers that are granted to them in the appointment Decree, these By-laws and any that are assigned to them by the Shareholders’ Meeting or the Board of Directors.

Clause Thirty-Five: The Board of Directors shall determine, in each case, the Vice-President who is to fill in for the President during his temporary absences.

CHAPTER IV

Judicial Representative

Clause Thirty-Six: The company shall have a Judicial Representative and his alternative, whom shall be freely elected and removed by the Shareholders’ Meeting and shall remain in their positions until they are replaced by the persons appointed for that purpose. The Judicial Representative shall be the sole officer, except for duly appointed agents, who is authorized to represent the company in court and, consequently, any court notice or summons of the company must be served on the person who holds that position. Also, the Judicial Representative is authorized to file, challenge and sustain any type of actions, defenses and ordinary and extraordinary remedies, including equity proceedings, and to settle and abandon them or the proceedings; to answer sworn interrogatories; to enter into settlements in court or out of court; to compromise on arbitrators ex aequo et bono and de jure arbitrators; to challenge public documents and disavow private documents; to make bids in judicial auctions and establish for that purpose any surety bonds that may be necessary; and, in general, to perform any and all acts that he considers most advisable for defending the company’s rights and interests, with no limit other than the duty to render account of his management, insofar as the powers here conferred are conferred merely by way of example but not restrictively. However, in order to agree, to settle, to abandon, to compromise on arbitrators ex aequo et bono and de jure arbitrators, to make bids in auctions and provide security for them, the Judicial Representative shall need the advance written authorization of the Board of Directors. By virtue of the very nature of his position, the Judicial Representative shall grant any judicial, general or special powers of attorney that the company may require with any powers that he may consider advisable for the best defense of the company’s rights and interests with the limitations previously indicated for the exercise of his powers. The Judicial Representative shall report to the Board of Directors about any powers that he may have granted in the exercise of this power. Temporary absences of the Judicial Representative shall be filled by his alternate, who shall have the same powers and shall exercise them with no need to prove the absence of the Judicial Representative. In the event of absolute absence of the Judicial Representative, his alternate shall serve in his stead until the Shareholders’ Meeting appoints the new Judicial Representative.

TITLE V

Shareholder’s Council

Clause Thirty-Seven: The company shall have a Shareholder’s Council, which shall be composed of three (3) members appointed via Decree by the President of the Republic.

Clause Thirty-Eight: The Shareholder’s Council shall have the following functions: a) To advise the National Executive on the formulation and enforcement of any guidelines and policies that, through the Ministry of the People’s Authority for Energy and Petroleum, he must establish or grant in accordance with Clause Two of these By-laws; and b) To attend the Shareholders’ Meeting for the purposes stipulated in the preceding section whenever the President of the Republic so decides.

TITLE VI

Fiscal Year

Clause Thirty-Nine: The Company’s fiscal year shall end on December 31 of each year. On that date, it shall close its accounting and prepare the balance sheet for the corresponding fiscal year, with the respective income statement, all of which, together with the report from the Board of Directors and the Independent Auditor, shall be submitted to the consideration of the Ordinary Shareholders’ Meeting.

Clause Forty: The report from the Board of Directors shall contain a general summary of the company’s condition, of the transactions conducted during the fiscal year and any other information that the Board of Directors may consider advisable to cite.

Clause Forty-One: The profits shall be calculated at the close of each fiscal year, after having made the necessary provision to cover dubious or uncollectible loans and depreciation of assets. Then the following appropriations shall be made:

1. Not less than five percent (5%) intended for the legal reserve fund until it reaches the amount set by the National Executive.

2. Any others that may be considered necessary or advisable to establish.

Clause Forty-Two: The profits shall be distributed by the Shareholders’ Meeting at the end of the fiscal year, after the balance sheet is approved. For these purposes, only liquid, collected profits shall be considered as such.

TITLE VII

Independent Auditor

Clause Forty-Three: Each year, the Ordinary Shareholders’ Meeting shall designate one (1) Independent Auditor and his alternate, who shall collaborate with the former in performing his duties and shall fill in, with the same powers, during his temporary absences. The Independent Auditor and his Alternate may be reelected by the Shareholders’ Meeting.

The Extraordinary Shareholders’ Meeting may appoint the Independent Auditor and his Alternate, when the Ordinary Shareholders’ Meeting has not done so and on those occasions when their absolute vacancy occurs during the fiscal year.

Clause Forty-Four: In addition to the powers established by the Commercial Code, the Independent Auditor shall have the power to coordinate the activities of the Independent Auditors of the company’s subsidiaries.

Article 3. The National Executive, through the Ministry of the People’s Authority for Energy and Petroleum, will transfer or will order the transfer to Petróleos de Venezuela S.A, the necessary assets, rights and goods of those that shall be given to the state in accordance with the Organic Law of Hydrocarbons.

Article 4. The Ministry of the People’s Authority for Energy and Petroleum is entrusted to carry out the correspondent notification to the Commercial Registry of the Judicial Circuit of the Capital District and State of Miranda and to fulfill the other formalities of the law.

Given in Caracas, on May twenty fourth of two thousand eleven. Year 201° of the Independence, 152 of the Federation and 12 of the Bolivarian Revolution. Considered the decision of the National Executive in accordance with the Presidential Decree No. 8,237 of May 24, 2011 published in the Official Gazette of the Bolivarian Republic of Venezuela No. 39,681 on May 25, 2011, the Shareholder’s Meeting approves the amendment of the By-laws of Petróleos de Venezuela, S.A. in the terms provided in the mentioned Decree. Finally, the Meeting authorized the citizen Leonarda Campione, holder of the identity card No. 10.187.493, to execute all the acts and participations necessary to register and file this document before the correspondent Commercial Registry and, properly published, being able to sign all the correspondent documentation. There being no further business to attend to, the meeting adjourned after reading, approving and signing these Minutes.

[signature]

Juan Carlos Márquez

Secretary of the Shareholders’ Meeting

LIBERTADOR MUNICIPALITY, JULY 20, TWO THOUSAND ELEVEN (SIGNED) LEONARDA MARIA COMPIONE COCO, Attorney PEDRO D. DUARTE A THIS CERTIFIED COPY OF PUBLICATION IS ISSUED PURSUANT TO RECEIPT NO.: 220.2011.3.2055

[signature]
Attorney PEDRO D. DUARTE
Alternate Commercial Registrar

[inked seal:]
REPUBLIC OF VENEZUELA Judicial
Circuit

Capital District and State of Miranda FIRST COMMERCIAL REGISTRY